February 5, 2020

c/o Sprout Social, Inc.
131 South Dearborn Street, Suite 700
Chicago, Illinois 60603

Re: Financial Reporting

Ladies and Gentlemen:

We refer to that certain Loan and Security Agreement dated as of December 1, 2017, as amended by that certain Joinder and First Amendment to Loan and Security Agreement, dated as of February 26, 2018, as further amended by that certain Second Amendment to Loan and Security Agreement, dated as of July 26, 2018, as further amended by that certain Third Amendment to Loan and Security Agreement, dated as of January 31, 2019, and as further amended by that certain Fourth Amendment to Loan and Security Agreement dated as of November 26, 2019 (as amended restated, supplemented or otherwise modified, the “Loan Agreement”) by and among SPROUT SOCIAL, INC., a Delaware corporation (“Sprout Social”) and SIMPLY MEASURED, INC., a Washington corporation (“Simply Measured”, and together with Sprout Social, individually and collectively, jointly and severally, the “Borrower”), and Silicon Valley Bank (“Bank”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Loan Agreement.

Effective immediately upon the execution hereof, Borrower and Bank hereby agree to modify the Loan Agreement by deleting Subsections (a), (b), and (c) of Section 6.2 in their entirety and replacing them with the following:

“(a)    a Borrowing Base Report (and any schedules related thereto and including any other information requested by Bank with respect to Borrower’s Accounts), including, without limitation, details of Borrower’s Recurring revenue including, without limitation, total Recurring Revenue, total customers, new subscriptions in process, the Advance Rate and the Churn Percentage (i) with each request for an Advance, (ii) within forty-five (45) days after the end of each of the first 3 fiscal quarters of each fiscal year and (ii) within sixty (60) days after the end of each fiscal year;

(b)    as soon as available, but no later than (i) forty-five (45) days after the end of each of the first 3 fiscal quarters of each fiscal year and (ii) sixty (60) days after the end of each fiscal year, a company prepared consolidated and consolidating balance sheet, statement of cash flows and income statement covering Borrower’s and each of its Subsidiary’s operations for such month certified by a Responsible Officer and in a form reasonably acceptable to Bank (the “Borrower Financial Statements”);

(c)    within (i) forty-five (45) days after the end of each of the first 3 fiscal quarters of each fiscal year and (ii) sixty (60) days after the end of each fiscal year, and together with the Borrower Financial Statements, a duly completed Compliance Certificate signed by a Responsible Officer, certifying that as of the end of such month, Borrower was in full compliance with all of the terms and conditions of this Agreement, and setting forth calculations showing compliance with the financial covenants set forth in this Agreement and such other information as Bank may reasonably request;”

For the avoidance of doubt, the changes above shall apply to the quarter and fiscal year ended December 2019.

The Loan Agreement and each of the other Loan Documents shall continue to be and remain in full force and effect in accordance with their respective terms (except as modified hereby). The execution,

delivery and performance of this letter shall not, except as expressly set forth herein, operate as a waiver of or as an amendment of, any right, power or remedy of Bank in effect prior to the date hereof or limit or diminish the obligations of Borrower, or release Borrower from any obligations under, any Loan Document to which it is a party. The amendments and other agreements set forth herein are limited to the specifics hereof, shall not apply with respect to any facts or occurrences other than those on which the same are based, and except as expressly set forth herein, shall neither excuse any future non-compliance with the Loan Agreement, nor operate as a waiver of any Event of Default.

This letter may be executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this letter by telefacsimile or other electronic transmission shall have the same force and effect as the delivery of an original executed counterpart hereof.

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Very truly yours, SILICON VALLEY BANK By: /s/ Marc Neri Name: Marc Neri Title: Managing Director

Accepted and Agreed:

SPROUT SOCIAL, INC.

By:     /s/ Joe Del Preto
Name:     Joe Del Preto
Title:     _Chief Financial Officer__

SIMPLY MEASURED, INC.

By:     /s/ Joe Del Preto
Name:     Joe Del Preto
Title:     Chief Financial Officer_